Nicor Inc.
Form 10-K
Exhibit 10.46

FIRST AMENDMENT TO THE
NICOR INC. SALARY DEFERRAL PLAN

WHEREAS, Nicor Inc., (the “Company”), established and maintains the Nicor Inc. Salary Deferral Plan (“Salary Deferral Plan”)

WHEREAS, amendment of the Salary Deferral Plan is desirable in order to take advantage of special transition rules applicable to the Salary Deferral Plan pursuant to guidance issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) in order to ease administration of Salary Deferral Plan.

NOW, THEREFORE, pursuant to the power and authority reserved to the Company pursuant to Section 8.1 of the Salary Deferral Plan and delegated to the undersigned officer by resolution dated November 17, 2005 the Salary Deferral Plan is hereby amended, effective as January 1, 2005 by adding the following Section 5.15 to the Salary Deferral Plan:

“5.15 Section 409A Distributions in 2005. Notwithstanding the provisions of Sections 2.2(f) and 5.9 and in accordance with IRS Notice 2005-1, each Participant whose Termination Date was due to Normal Retirement or Early Retirement in calendar year 2005 shall be permitted to (i) cancel his Participation Election for salary otherwise payable in 2005 and/or (ii) have any portion of his Account balance that would be subject to Section 409A of the Code paid in a lump sum distribution in 2005.”

  IN WITNESS WHEREOF, the duly authorized officer has caused this First Amendment to be executed on this 15th day of December, 2005.

NICOR INC.

By: /s/ CLAUDIA J. COLALILLO
Claudia J. Colalillo
Its: Senior Vice President, Human Resources and Corporate Communications